As filed with the Securities and Exchange Commission on August 14, 2003

                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                         MINEFINDERS CORPORATION LTD.
            (Exact Name of Registrant as Specified in Its Charter)

       Ontario, Canada                                         Not Applicable
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)
                               _________________

                        2288-1177 West Hastings Street
                          Vancouver, British Columbia
                                Canada V6E 2K3
                                (604) 687-6263
         (Address, including Zip Code, of Principal Executive Offices)
                               _________________

                         Minefinders Corporation Ltd.
                            1998 Stock Option Plan
                          (Full Titles of the Plans)
                               _________________

                                Mark H. Bailey
                        2288-1177 West Hastings Street
                          Vancouver, British Columbia
                                Canada V6E 2K3
                                (604) 687-6263

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)




================================================================================


                        CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum    Proposed Maximum
             Title of                   Amount to be        Offering Price         Aggregate            Amount of
  Securities to be Registered (1)        Registered         Per Share (2)     Offering Price (2)     Registration Fee
------------------------------------   ----------------  -------------------  -------------------   --------------------
Common Stock, without par value            327,500            $7.24               $2,371,100.00        $191.82
------------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers shares of common stock, without par value (the "Common Stock"), of Minefinders Corporation Ltd. which have previously been acquired as a result of the exercise of options granted under the Minefinders Corporation Ltd. 1998 Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and is based upon the high and low prices of the Common Stock ($7.35 and $7.12, respectively) reported on the American Stock Exchange on August 11,
     2003.

                                    PART I



                               EXPLANATORY NOTE

     Minefinders Corporation Ltd., a Canadian corporation (the "Company"), has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of Common Stock which have been issued upon the exercise of options which were granted under the Plan.

     This registration statement contains two parts. The first part contains a "reoffer" prospectus prepared in accordance with Part I of Form F-3 under the Securities Act (in accordance with Instruction C of the General Instructions to Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

     The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the prospectus as set forth in Form S-8), the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act, and additional information about the Plan. Requests should be directed to Mark H. Bailey at Minefinders Corporation Ltd., 2288-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3. The Company's telephone number is (604) 687-6263.

                              REOFFER PROSPECTUS


                         MINEFINDERS CORPORATION LTD.


                        327,500 SHARES OF COMMON STOCK



                               _________________

     The shares of common stock, without par value (the "Common Stock"), of Minefinders Corporation Ltd., a Canadian corporation (the "Company"), covered by this reoffer prospectus may be offered and sold from time to time by certain stockholders of the Company (collectively, the "Selling Securityholders") identified in this reoffer prospectus. The shares were issued to the Selling Securityholders upon exercise of options that were granted to the Selling Securityholders under the Minefinders Corporation Ltd. 1998 Stock Option Plan (the "Plan"). The Common Stock is listed and posted for trading on the Toronto Stock Exchange under the stock "MFL" and on the American Stock Exchange under the symbol "MFN."

     This reoffer prospectus has been prepared for the purpose of registering the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), to allow future sales by the Selling Securityholders. The Selling Securityholders may sell their shares directly or indirectly in one or more transactions on the American Stock Exchange or on any stock exchange on which the shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     To the knowledge of the Company, the Selling Securityholders have no arrangements with any brokerage firms regarding the sale of the Common Stock. The Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of the Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will not receive any proceeds from the sale of the shares by the Selling Securityholders.

     You should consider carefully the risks associated with an investment in the Common Stock, which are discussed beginning on page 2 of this reoffer prospectus under the heading "Risk Factors".

                               _________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               _________________

     You should rely only on the information incorporated by reference or contained in this reoffer prospectus or any supplement. No one else is authorized to provide you with information different from that which is contained in or incorporated by reference into this reoffer prospectus. Shares of the Common Stock are being offered and sold only in jurisdictions where offers and sales are permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the Common Stock.

            The date of this reoffer prospectus is August 14, 2003.

                               _________________

                               TABLE OF CONTENTS

                                                                           Page

The Company.............................................................       2
Risk Factors ...........................................................       2
Use of Proceeds.........................................................       7
Selling Securityholders.................................................       7
Plan of Distribution....................................................       7
Experts.................................................................       9
Additional Information..................................................       9
Incorporation of Certain Documents by Reference.........................       9



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in the forward-looking statements: changes in general economic conditions and conditions in the financial markets, changes in demand and prices for the minerals for which the Company is engaged in exploration, litigation, legislative, environmental and other judicial, regulatory, political and competitive developments in domestic and foreign areas in which the Company operates, technological and operational difficulties encountered in connection with the Company's mining activities, labour relations matters and costs and changing foreign exchange rates. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These factors and others are described in more detail below in "Risk Factors."

     We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the Securities and Exchange Commission (the "Commission") including our Form 40-F annual reports. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list be to be a complete set of all potential risks or uncertainties.

                                  THE COMPANY

     The Company is a mining exploration and development company. The Company's principal properties are the Dolores Property and the Northern Sonora Property (which includes the La Bolsa deposit and the El Malacate project) as well as more than a dozen other projects including the La Reserva/El Correo group of claims. All of these properties are without a known body of commercial ore. The Company's activities on these properties to date have been exploratory in nature. There is no surface plant or equipment on any of these properties.

     Since November 1995, the Company has been actively working on the Dolores Property completing aerial photos and topography, satellite imagery, road construction and infrastructure development, surface mapping, surface sampling, underground sampling, geophysics, diamond core and RC drilling, metallurgical studies, environmental baseline studies and initial resource modelling and mine engineering. Results from these efforts have led to the discovery of a major epithermal gold and silver deposit.

     The La Bolsa mineralized system on the Northern Sonora Property was discovered and staked in 1994 by Company personnel. A first phase exploration drilling program was completed in 1996, and a second program was completed in 1998. Exploration work was suspended in 1998 pending an increase in gold prices or a substantial cash influx. Exploration activities including geological mapping and sampling and drilling continued on the El Malacate project covering a portion of the Northern Sonora Property with the completion of nine widely spaced drill holes during 2002. Work on the other northern Sonora mineral claims from 1996 through 2002 has led to the discovery of twelve additional gold-silver mineralized systems and several porphyry copper related base metal systems.

     The Company also has interest in a number of secondary properties. Detailed mapping and sampling conducted over the past five years has defined anomalous gold zones on the San Antonio Property in Zacatecas, Mexico, where an initial drilling program is proposed to confirm and test the down dip extension of this gold mineralization. In addition, the Company has interests in the Gutsy/Buckskin Mountain Properties, Nevada, U.S.A., the Clear Property, Nevada, U.S.A., the Dottie Property, Nevada, U.S.A., the Oro Blanco Property, Arizona, U.S.A. and the Dubuisson Property, Val d'Or, Quebec. The Company's interest in the Dubuisson Property consists only of a 2% net royalty interest.



                                 RISK FACTORS

     In addition to the other information in this reoffer prospectus, prospective investors should carefully consider the following risk factors in evaluating us, our business and an investment in the common stock. Unless specified otherwise as used herein, the terms "we," "us" or "our" refer to Minefinders Corporation Ltd.

     This reoffer prospectus contains forward-looking statements. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will, "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statement. See "Special Note Regarding Forward-Looking Statements."

RISKS OF EXPLORATION AND DEVELOPMENT

     All of the properties in which the Company has an interest or the right to earn an interest, except for the Dubuisson Property, which has been disposed of by the Company save for a 2% net royalty interest on the property, are in the exploration stage only and are without a known body of commercial ore. As an exploration company, the Company has a history of losses. The level of profitability of the Company in future years will depend to a great degree on precious and base metal prices and whether any of the Company's exploration stage properties can be brought into production. The exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate.

     Development of the Company's properties will only follow upon obtaining satisfactory results. Mineral exploration and development involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. There is no assurance that the Company's exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Company's operations will be in part directly related to the cost and success of its exploration programs, which may be affected by a number of factors.

     Substantial expenditures are required to establish reserves through drilling, to develop processes to extract the resources and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that resources will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

     It is impossible to ensure that the current and future exploration programs and or feasibility studies on the Company's existing mineral properties will establish reserves. Whether an ore body will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection and reclamation and closure obligations. The effect of these factors cannot be accurately predicted, but the combination of these factors may cause a mineral deposit that has been mined profitably in the past, to become unprofitable. The Company is subject to the risks normally encountered in the mining industry, such as unusual or unexpected geological formations as well as political and economic risks associated with developing nations. The Company may be subject to liability for pollution or against other hazards against which it cannot insure or against which it may elect not to insure.

     The development of mineral properties is affected by many factors, some of which are: the cost of operations; variations in the grade of ore; fluctuations in metal markets; costs of extraction and processing equipment; and government regulations, including without limitation, regulations relating to royalties, allowable production, importing and exporting of minerals, foreign exchange and environmental protection. Depending on the price of minerals, the Company may determine that it is impractical to commence or, if commenced, continue commercial production.

OPERATING HAZARDS AND RISKS

     Mineral exploration involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of resources, any of which could result in work stoppages, damage to property and possible environmental damage. The Company currently maintains the following insurance coverages against operating hazards: (a) foreign liability coverage for Minera Minefinders S.A. de C.V. and Compania Minera Dolores S.A. de C.V. in the amount of US$2,000,000 per occurrence/US$8,000,000 aggregate (deductible of $2,500 per occurrence); and
(b) commercial package insurance including US$2,000,000 comprehensive general liability insurance for the Company's Canadian and U.S. operations (US$2,500 deductible and subject to a health hazard exclusion and a pollution exclusion), and US$97,500 (US$1,000 deductible) insurance for the Company's office contents located at its Reno, Nevada office. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company's financial position.

FLUCTUATING PRICES

     The Company's revenues, if any, are expected to be in large part derived from the extraction and sale of precious and base metals such as gold and silver. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond the Company's control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of the Company's exploration projects, cannot accurately be predicted.

ENVIRONMENTAL FACTORS

     All phases of the Company's operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that changes in environmental regulation, if any, will not adversely affect the Company's operations.

COMPETITION

     The resource industry is intensely competitive in all of its phases, and the Company competes with many companies possessing greater financial resources and technical facilities than itself. Competition could adversely affect the Company's ability to acquire suitable producing properties or prospects for exploration in the future.

INABILITY TO MEET COST CONTRIBUTION REQUIREMENTS

     The Company may, in the future, be unable to meet its share of costs incurred under agreements to which it is a party and the Company may as a result be subject to loss of its rights to acquire interests in the properties subject to such agreements.

POTENTIAL DEFECTS IN TITLE TO PROPERTIES

     In those jurisdictions where the Company has property interests, the Company makes a search of mining records in accordance with mining industry practices to confirm that it has acquired satisfactory title to its properties but does not obtain title insurance with respect to such properties. The possibility exists that title to one or more of its properties, particularly title to undeveloped properties, might be defective because of errors or omissions in the chain of title, including defects in conveyances and defects in locating or maintaining such claims, or concessions. The ownership and validity of unpatented mining claims and concessions are often uncertain and may be contested. The Company is not aware of challenges to the location or area of any of its mining concessions and unpatented mining claims. There is, however, no guarantee that title to the Company's claims and concessions will not be challenged or impugned in the future.

POLITICAL AND ECONOMIC INSTABILITY

     Most of the Company's exploration and development activities occur in Mexico and, as such, the Company may be affected by possible political or economic instability in that country. The risks include, but are not limited to, terrorism, military repression, extreme fluctuations in currency exchange rates and high rates of inflation. Changes in resource development or investment policies or shifts in political attitude in Mexico, the U.S.A. or Canada (where the Company has secondary property interests) may adversely affect the Company's business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

FINANCING RISKS

     The Company's current operations, other than the royalty interest in the Dubuisson Property, have not generated any cash flow. Any work on the Company's principal properties may require additional equity financing. If the Company seeks additional equity financing, the issuance of additional shares will dilute the interests of the Company's current shareholders. Although the Company has successfully raised funds in recent years through share and warrant issuances, there is no assurance that additional funding will be available to allow the Company to fulfill its obligations on existing exploration properties. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible partial or total loss of the Company's potential interest in certain properties.

NO KNOWN RESERVES; UNCERTAINTY OF MINERAL RESOURCE ESTIMATES

     The Company has no mineral producing properties at this time. Only those mineral deposits that the Company can economically and legally extract or produce, based on a comprehensive evaluation of cost, grade, recovery and other factors, are considered "resources" or "reserves". The Company has not defined or delineated any proven or probable reserves on any of its properties. Although the mineralized material and mineralized deposit estimates included in the documents incorporated by reference herein have been carefully prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and no assurance can be given that any particular level of recovery of gold, silver or other minerals from mineralized material will in fact be realized or that an identified mineralized deposit will ever qualify as a commercially mineable (or viable) reserve.

     Although the Company has assessed the mineral resource estimates presented herein and believes that the methods used to estimate such mineral resources are appropriate, such figures are estimates. As well, estimates of mineral resources are inherently imprecise and depend to some extent on statistical inferences drawn from limited drilling, which may prove unreliable. Furthermore, no assurances can be given that the indicated level of recovery of minerals will be realized. Fluctuations in the market prices of minerals may render reserves and deposits containing relatively lower grades of mineralization uneconomic. Moreover, short-term operating factors relating to mineral resources, such as the need for orderly development of the deposits or the processing of new or different grades, may cause mining operations to be unprofitable in any particular period. Material changes in mineralized material, grades or recovery rates may affect the economic viability of projects.

CONFLICTS OF INTEREST

     Certain officers and directors of the Company may be or become associated with other natural resource companies that acquire interests in mineral properties. Mark H. Bailey, President, Chief Executive Officer and a director of the Company, is President of Mark H. Bailey & Associates LLC ("Bailey Associates"), Consulting Geologists, located in Reno, Nevada and is a director of other publicly listed natural resource companies.

     Tench C. Page, Vice President, Exploration, of the Company, is a principal of Sierra Timber and Gold Corp. ("Sierra Timber"), a provider of geological consulting services, located in Reno, Nevada. Sierra Timber's clients do not directly compete with the Company for properties, financing, equipment, or personnel.

     Paul C. MacNeill, Corporate Secretary and a director of the Company, is a securities lawyer, with other clients involved in mineral exploration and development, and is a director and officer of other publicly listed natural resource companies.

     Such associations may give rise to conflicts of interest from time to time. The directors of the Company are required by law to act honestly and in good faith with a view to the best interest of the Company and to disclose any interest which they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on the matter. In determining whether or not the Company will participate in any project or opportunity, the director will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.

DEPENDENCE ON KEY MANAGEMENT EMPLOYEES

     The nature of the Company's business, its ability to continue its exploration and development activities and to thereby develop a competitive edge in its marketplace depends, in large part, on its ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain such personnel. The Company's development to date has depended, and in the future will continue to depend, on the efforts of its key management figures, such as Mark H. Bailey. The loss of Mark H. Bailey could have a material adverse effect on the Company. The Company does not maintain key-man life insurance on any of its key management employees.

DEPENDENCE ON CONSULTANTS, GEOLOGISTS AND ENGINEERS

     The Company has relied and may continue to rely upon consultants, geologists, engineers and others for exploration and development expertise and intends to rely on consultants for development, construction and operating expertise. Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration. No assurance can be given that minerals will be extracted or discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

COMPLIANCE WITH ENVIRONMENTAL AND GOVERNMENT REGULATION

     Operations of the Company require permits from various foreign, federal, state, provincial and local governmental authorities and may be governed by laws and regulations governing prospecting, development, mining production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs as a result of the need to comply with applicable laws, regulations and permits. Permits and studies may be necessary prior to operation of the exploration properties in which the Company has interests and there can be no guarantee that the Company will be able to obtain or maintain all necessary permits that may be required to commence construction or operation of mining facilities at these properties on terms which enable operations to be conducted at economically justifiable costs. To the best of the Company's knowledge, the Company is in compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for its future operations will be obtainable on reasonable terms or that such laws and regulations would not have an adverse effect on any mining project which the Company might undertake.

     Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Violators may be required to compensate those suffering loss or damage by reason of their mining activities and may be fined if convicted of an offence under such legislation.

     Amendments to current laws, regulations, and permits governing operations and activities of mining companies or more stringent implementation thereof could require increases in capital expenditures, production costs, reduction in levels of production of future mining operations, or require delays in development or abandonment of new mining properties.

     The Company's mining operations may be subject to foreign, federal, state, provincial and local laws and regulations governing the protection of the environment, including laws and regulations relating to air and water quality, mine reclamation, waste disposal, and the protection of endangered or threatened species. The Company's mining activities may be subject to foreign, federal, state, provincial and local laws and regulations for protection of surface and ground water.

     If the Company undertakes new mining activities in other provinces, states or foreign countries, or significantly expands its existing mining operations, the Company may be required to obtain pre-construction environmental and land use review and to comply with permitting, control and mitigation requirements of the jurisdiction in which such operations are to be located. Compliance with new requirements could impose costs on the Company in the future, the materiality of which cannot reasonably be predicted at this time.

DILUTION

     The Company has a number of outstanding share purchase warrants and stock options. If and when these are exercised, the issued and outstanding capital of the Company may be substantially increased, thus diluting shareholder interests in the Company.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock by the Selling Securityholders to others. All sales proceeds will be received by the Selling Securityholders. See "Selling Securityholders" and "Plan of Distribution."



                            SELLING SECURITYHOLDERS

     The shares of the Common Stock to which this reoffer prospectus relate are being registered for reoffers by the Selling Securityholders, who acquired the Common Stock pursuant to exercises of options previously granted to the Selling Securityholders under the Plan.

     The table below sets forth with respect to the Selling Securityholders, based upon information available to the Company as of August 5, 2003, the number of shares of the Common Stock owned, the number of shares of the Common Stock registered by this reoffer prospectus and the number and percent of outstanding shares of the Common Stock that will be owned after the sale of the registered Common Stock assuming the sale of all of the registered Common Stock.

     The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

                                                                               Number of
                                                                                Shares
                                                                                To be
                                                                              Beneficially     % of outstanding
                                                                              Owned if All       Shares To Be
                                                                                 Shares          Owned if All
                                    Number of Shares      Number of Shares      Offered         Shares Offered
                                   Beneficially Owned      that may be         Hereby are          Hereby are
   Name of Securityholder          Prior to Offering      Offered Hereby          Sold              Sold(4)
------------------------------    ---------------------  -----------------    -----------------  ----------------
  Mark H. Bailey                    1,090,700 (1)          132,500              958,200             3.02%
  Robert L. Leclerc                 271,000 (2)            75,000               196,000             0.62%
  Tench C. Page                     966,000 (3)            120,000              846,000             2.67%
         Total                      2,327,700              327,500              2,000,200


(1) This number includes 805,000 shares not currently outstanding but immediately issuable upon the exercise of options granted pursuant to the Plan.

(2) This number includes 175,000 shares not currently outstanding but immediately issuable upon the exercise of options granted pursuant to the Plan.

(3) This number includes 595,000 shares not currently outstanding but immediately issuable upon the exercise of options granted pursuant to the Plan.

(4) Assuming all shares offered are sold. The Company is not aware of any present intention of these people to sell their shares.



                             PLAN OF DISTRIBUTION

     The Selling Securityholders and any of their pledgees, donees, assignees or transferees may sell any or all of the shares of the Common Stock for value at any time or from time to time under this reoffer prospectus in one or more transactions on the American Stock Exchange or any stock exchange, market or trading facility on which the common stock is traded, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Securityholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Securityholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker-dealer will attempt to sell the shares as agent by position and resell a portion of the block as principal to facilitate the transaction;

          o purchase by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    underwritten offerings;

          o    short sales;

          o agreements by the broker-dealer and the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted by applicable law.

     The Selling Securityholders may also sell shares under Rule 144 under the Securities Act, if available, under Section 4(1) of the Securities Act, pursuant to the exemptions available under Regulation S or directly to the Company in certain circumstances rather than under this reoffer prospectus.

     Unless otherwise prohibited, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with the Selling Securityholders. The Selling Securityholders may also engage in short sales, puts and calls, forward-exchange contracts, collars and other transactions in our connection with these trades. If the Selling Securityholders sell shares short, they may deliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transaction with broker-dealers or financial institution of the shares. The broker-dealer or financial institution may then resell or otherwise transfer such shares pursuant to this reoffer prospectus. In addition, the Selling Securityholders may loan their shares to broker-dealers or financial institution who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed shares into the public market. The Selling Securityholders may also pledge their shares to their brokers or financial institutions and under the margin loan the broker or financial institution may, form time to time, offer and sell the pledged shares. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or financial institutions regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Securityholders.

     The Selling Securityholders and any broker-dealers that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the common stock sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the Selling Securityholders will be borne by the Selling Securityholders.

     There is no assurance that the Selling Securityholders will sell all or any portion of the shares of common stock offered under this reoffer prospectus.

     The Company will pay all expenses in connection with this offering, other than selling and other expenses incurred by the Selling Securityholders, and will not receive any proceeds from sales of any common stock by the Selling Securityholders.



                                    EXPERTS

     The consolidated financial statements of the Company incorporated in this reoffer prospectus by reference from the Company's Annual Report on Form 40-F for the year ended December 31, 2002, have been audited by BDO Dunwoody LLP, independent auditors, as of December 31, 2002 and 2001 as stated in their report dated February 28, 2003, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.



                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of the Common Stock offered hereby. This document is a part of that registration statement and constitutes a prospectus of the Company. This reoffer prospectus does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the registration statement and the exhibits thereto.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by the Company can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov. Some of the Company's filings are available at http://www.minefinders.com.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated by reference herein:

     (a) The Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2002, filed with the Commission on May 7, 2003;

     (b) The Company's Reports of Foreign Issuer on Form 6-K dated August 6, 2003, July 2, 2003, June 5, 2003, June 2, 2003, May 30, 2003, May
          13, 2003, May 8, 2003 and May 7, 2003; and

     (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 17, 2003, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The Company will provide without charge to any person to whom this reoffer prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this reoffer prospectus). Requests should be directed to Mark H. Bailey at Minefinders Corporation Ltd., 2288-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3. The Company's telephone number is (604) 687-6263 and its Web site is located at www.minefinders.com. Information on the Company's Web site is not incorporated by reference into this reoffer prospectus.



                                    PART II



              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

     (a) The Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2002, filed with the Commission on May 7, 2003;

     (b) The Company's Reports of Foreign Issuer on Form 6-K dated August 6, 2003, July 2, 2003, June 5, 2003, June 2, 2003, May 30, 2003, May
          13, 2003, May 8, 2003 and May 7, 2003; and

     (c) The description of the common stock, without par value (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 17, 2003, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws and Articles of Incorporation provide that the Company shall, subject to the limitations contained in the Business Corporation's Act (Ontario), indemnify all directors and officers of the Company. Section 136 of the Business Corporations Act (Ontario) provides in part that a corporation may indemnify a direct or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment , reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

     (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     The Company's Bylaws and Articles of Incorporation provide that with the approval of the court, the Company may indemnify a present or former director or officer of the Company or of another corporation of which the Company is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his position provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation in respect of which he held the position, and, in the case of criminal or administrative action or proceeding, had reasonable grounds for believing that this conduct was lawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The Common Stock to be reoffered pursuant to this registration statement were issued under the Minefinders Corporation Ltd. 1998 Stock Option Plan (the "Plan") in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each transaction involved the issuance of shares of the Common Stock pursuant to the Plan to persons who were employees of the Company and who had access to material information with respect to the Company.

ITEM 8.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page 15.

ITEM 9.  UNDERTAKINGS.

     A.   The underlined Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit pan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter bas been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 14th day of August, 2003.


                                MINEFINDERS CORPORATION LTD.

                                  by     /s/  Mark H. Bailey
                                       -------------------------------------
                                       Name:  Mark H. Bailey
                                       Title: President and CEO


                                  by     /s/  Jon N. Morda
                                       -----------------------------------
                                       Name:  Jon N. Morda
                                       Title: Chief Financial Officer
                                              (Principal Financial Officer and
                                              Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature               Title                             Date
        ---------               -----                             ----

/s/ Mark H. Bailey
----------------------  President, CEO and Director          August 14, 2003
    Mark H. Bailey     (Authorized U.S. Representative)

/s/ Paul C. MacNeill
----------------------  Secretary and Director               August 14, 2003
    Paul C. MacNeill

/s/ James M. Dawson
----------------------  Director                             August 14, 2003
    James M. Dawson

/s/ H. Leo King
----------------------  Director                             August 14, 2003
    H. Leo King

/s/ Robert L. Leclerc
----------------------  Director                             August 14, 2003
    Robert L. Leclerc

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on August 14, 2003.


                                   MINEFINDERS CORPORATION LTD. 1998 STOCK
                                   OPTION PLAN

                                      by      /s/ Mark H. Bailey
                                           --------------------------------
                                           Name:  Mark H. Bailey
                                           Title: President, CEO and Director

                                      by      /s/ Paul C. MacNeill
                                           --------------------------------
                                           Name:  Paul C. MacNeill
                                           Title: Secretary and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Mark
H. Bailey and Paul C. MacNeill, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                 Title                                   Date
     ---------                                 -----                                   ----

/s/ Mark H. Bailey
------------------------     President, Chief Executive Officer and Director    August 14, 2003
    Mark H. Bailey          (Principal Executive Officer) (Authorized U.S.
                             Representative)

/s/ Paul C. MacNeill
------------------------     Secretary and Director                             August 14, 2003
    Paul C. MacNeill

/s/ James M. Dawson
----------------------       Director                                           August 14, 2003
    James M. Dawson

/s/ H. Leo King
------------------------     Director                                           August 14, 2003
    H. Leo King

/s/ Robert L. Leclerc
------------------------     Director                                           August 14, 2003
    Robert L. Leclerc

/s/ Jon N. Morda
------------------------     Chief Financial Officer                            August 14, 2003
    Jon N. Morda            (Principal Financial Officer and Accounting
                             Officer)

                                 EXHIBIT INDEX


Exhibit Number                 Description
--------------                 --------------
23.2                           Consent of BDO Dunwoody LLP
24.1                           Power of Attorney (included on signature page)